Exhibit 3(ii)

                                BY-LAWS

                                   OF

                           MID-AMERICA BANCORP


                                ARTICLE I

                                 Offices

1.1 Principal Office. The principal office of the Corporation in the Commonwealth of Kentucky shall be located in the City of Louisville. The Corporation may have such other offices, either within or without the Commonwealth of Kentucky, as the business of the Corporation may require from time to time.

1.2 Registered Office. The registered office of the Corporation may be, but need not be, identical with its principal office in the Commonwealth of Kentucky. The address of the registered office may be changed from time to time by the Board of Directors.

                               ARTICLE II

                              Shareholders

2.1 Annual Meetings. The annual meeting of the shareholders shall be held at such time, place and on such date as the chief executive officer may designate, said date to be no later than six months following the end of the Corporation's fiscal year. The purpose of such meetings shall be the election of directors and the transaction of such other business as may properly come before it. If the election of directors shall not be held on the day designated for an annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders to be held as soon thereafter as may be practicable.

2.2 Special Meetings. Special meetings of the shareholders may be called by the chief executive officer or by a majority of the members of the Board of Directors, or by the holders of not less than one-fifth of all the outstanding shares of the Corporation entitled to vote at such meeting.

2.3 Place of Special Meetings. The Board of Directors may designate any place within or without the Commonwealth of Kentucky as the place for any special meeting of shareholders called by the Board of Directors. A waiver of notice signed by all shareholders may include a designation of any place, either within or without the Commonwealth of Kentucky, as the place for the holding of such meeting. If no designation is properly made, or if a special meeting be otherwise called, the place of meeting shall be at the registered office of the Corporation in the Commonwealth of Kentucky.

2.4 Notice of Annual or Special Meeting . Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 days nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the chief executive officer or the Secretary, or the person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage prepaid.

2.5 Meetings by Consent of All Shareholders. If all the shareholders shall meet at any time and place and consent in writing to the holding of a meeting, such meeting shall be valid without call or notice, and at such meeting, any corporate action may be taken.

2.6 Waiver and Consent to Meetings of Less Than All Shareholders. If a shareholder meeting shall occur without all shareholders in attendance, a prior or subsequent written waiver of notice or consent to the holding of such meeting by the absent shareholders shall be equivalent to the call and giving of any requisite notice, and such meeting shall be valid without call or notice, and any corporate action may be taken at such meeting.

2.7 Closing Transfer Books and Fixing of a Record Date. The Board of Directors of the Corporation may close its stock transfer books for a period not exceeding 50 days nor less than 10 days, immediately prior to the date of any meeting of shareholders, or the date for the payment of any dividend or for the allotment of rights, or the date when any exchange or reclassification of shares shall be effective; or in lieu thereof, may fix in advance a date, not exceeding 50 days and not Less than 10 days prior to the date of any meeting of shareholders, or to the date for the payment of any dividend or for the allotment of rights, or to the date when any exchange or reclassification of shares shall be effective, as the record date for the determination of shareholders entitled to notice of, or to vote at, such meeting, or shareholders entitled to receive payment of any such dividend or to receive any such allotment of rights, or to exercise rights in respect of any exchange or reclassification of shares. The shareholders of record on such record date shall be the shareholders entitled to notice of, and to vote at, such meeting, or to receive payment of such dividend or to receive such allotment of rights, or to exercise such rights, in the event of an exchange or reclassification of shares, as the case may be. If the transfer books are not closed and no record date is fixed by the Board of Directors, the date on which notice of the meeting is mailed, or the date on which the resolution of the Board of Directors declaring such dividend is adopted or such other action is taken, as the case may be, shall be deemed to be the record date for the determination of the shareholders of the Corporation and the number of shares owned by them for all of the purposes set forth in the immediately preceding sentence. When a determination of shareholders has been made as provided herein, such determination shall apply to any adjournment of the meeting for which such determination was made.

2.8 Voting Record. The officer or agent having charge of the Corporation's stock transfer books shall make a complete list of the shareholders entitled to vote at each meeting, arranged in alphabetical order, with the address of, and the number of shares held by, each shareholder. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole course of the meeting.

2.9 Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. If a quorum of shareholders is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Kentucky Business Corporation Act or by the Articles of Incorporation or these By-Laws. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

2.10 Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provide in the proxy, but in no event shall a proxy, unless coupled with an interest, be voted on after three years from the date of its execution. A proxy, unless coupled with an interest, may be revoked in writing at any time. The effective time of such revocation shall be the time the Secretary of the Corporation receives the written notice of revocation.

2.11      Voting of Shares. Subject to the provisions of Section
2.13 and any provisions of the Articles of Incorporation to the contrary, each outstanding share of common stock authorized by the Corporation's Articles of Incorporation to have voting power shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders. The voting rights, if any, of classes of shares other than voting common stock shall be as set forth in the Corporation's Articles of Incorporation or by appropriate legal action of the Board of Directors.

2.12      Voting of Shares by Certain Holders.

(a) Shares standing in the name of another corporation may be voted by that corporation's president or by proxy appointed by him or by such other officer, agent or proxy as the by-laws of such corporation may prescribe or, in the absence of such provision, as the Board of Directors of such other corporation may determine.

(b) Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

(c) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

(d) Where shares are held jointly by two or more fiduciaries, unless the Secretary of the Corporation is given written notice to the contrary by any of such fiduciaries, the vote of one or more of such fiduciaries shall be presumed to be the vote of all such fiduciaries. Where shares are held jointly by two or more fiduciaries, the will of the majority (or both in the case of two fiduciaries) of such fiduciaries shall control the manner of voting or the giving of a proxy unless the instrument or order appointing the fiduciaries otherwise directs. Where, in any case, fiduciaries are equally divided upon the manner of voting shares jointly held by them, any court of competent jurisdiction may, upon petition filed by any of the fiduciaries, or by any beneficiary, appoint an additional person to act with the fiduciaries in determining the manner in which the shares shall be voted upon the particular questions as to which the fiduciaries are divided.

(e) A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter, the pledgee shall be entitled to vote the shares so transferred.

(f) Neither treasury shares of its own stock held by the Corporation, nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

(g) The Secretary or any shareholder may demand written proof that the person asserting the right to vote shares pursuant to this Section 2.12 holds the position he claims to hold and has been properly authorized to vote the shares he represents. Such proof, if demanded, shall be presented prior to the voting of such shares by such person.

2.13 Cumulative Voting. At each election for directors, each shareholder entitled to vote at such election shall have the right to cast, in person or by proxy, as many votes in the aggregate as he shall be entitled to vote under the Corporation's Articles of Incorporation, multiplied by the number of directors to be elected at such election; and each shareholder may cast the whole number of votes for one candidate or distribute such votes in whole numbers among two or more candidates. Directors shall not be elected in any other manner.

2.14 Action by Consent of Shareholders. Any action required to be taken, or which may be taken, at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                               ARTICLE III

Directors

3.1 General Powers. The business affairs of the Corporation shall be managed by its Board of Directors.

3.2 Number and Tenure. The Board of Directors shall consist of not fewer than 10 nor more than 21 individuals, with the exact number of individuals within such range to be determined by resolution of the Board of Directors from time to time. Each director shall hold office until the next annual meeting or shareholders or until removed. Despite the expiration of a director's term, such director shall continue to serve until (a) the director's successor is elected and qualifies, (b) there is a decrease in the number of directors, or (c) the director is removed. A decrease in the number of directors shall not shorten an incumbent director's term.

3.3 Removal and Resignations. At a meeting of shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or with- out cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. If less than the entire Board is to be removed, no one of the directors may be removed if the votes cast against his removal be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors or, if there be classes of directors, at an election of the class of directors of which he is a part. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the Articles of Incorporation, the provisions of this Section shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole. Any member of the Board of Directors may resign from the Board of Directors at any time by giving written notice to the President or Secretary of the Corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.4 Annual and Regular Meetings. An annual meeting of the Board of Directors shall be held without other notice than this By-Law immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide by resolution the time and place, either within or without the Commonwealth of Kentucky, for the holding of regular meetings without other notice than such resolution.

3.5 Special Meetings. Special meetings of the Board of Directors may be called by, or at the request of, the chief executive officer or, if the Corporation has more than one director, any two directors. All special meetings of the Board of Directors shall be held at the principal office of the Corporation or such other place as may be specified in the notice of the meeting.

3.6 Notice. Notice of any special meeting shall be given at least two days prior thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope so addressed, with postage prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

3.7 Quorum. A majority of the number of directors fixed by, or determined in accordance with, the Articles of Incorporation shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided, if less than a majority of the directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

3.8 Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless otherwise required by the Articles of Incorporation.

3.9 Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

3.10 Compensation. By resolution of the Board of Directors each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated annual stipend as director or a fixed sum for attendance at each meeting of the Board of Directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

3.11 Action by Written Consent. Any action required to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

3.12 Chairman and Vice-Chairman of the Board. The Board of Directors may appoint one of its members Chairman of the Board of Directors. The Board of Directors may also appoint one of its members as Vice-Chairman of the Board of Directors, and such individual shall serve in the absence of the Chairman and perform such additional duties as may be assigned to him by the Board of Directors.

                               ARTICLE IV

                                OFFICERS

4.1 Classes. The officers of the Corporation shall be a President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary may not be held by the same person if the Corporation has more than one stockholder.

4.2 Election and Term of Office. The officers of the Corporation shall be elected by the Board of Directors at the first, and thereafter at each annual, meeting of the Board of Directors. If the election of officers shall not be held at any such meeting, such election shall be held as soon there after as is practicable. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his successor shall be duly elected or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

4.3 Removal and Resignations. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Any officer of the Corporation may resign at any time by giving written notice to the President or Secretary of the Corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

4.4 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

4.5 Chairman of the Board of Directors. The Chairman of the Board of Directors, if that office be created and filled, may, at the discretion of the Board of Directors, be the chief executive officer of the Corporation and, if such, shall, in general, supervise and control the affairs and business of the Corporation, subject to control by the Board of Directors. The Chairman of the Board shall preside at all meetings of the shareholders and Board of Directors.

4.6 President. The President, unless a Chairman is appointed and designated chief executive officer pursuant to
Section 4.5, shall be the chief executive officer of the Corporation. If no Chairman has been appointed or, in the absence of the Chairman, the President shall preside at all meetings of the shareholders and of the Board of Directors. He may sign certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed. The President shall, in general, perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time. Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend, act and vote at any meetings of shareholders of any corporation in which the Corporation may hold stock, and at any such meeting shall hold and may exercise all rights incident to the ownership of such stock which the Corporation, as owner, would have had and exercised if present. The Board of Directors may confer like powers on any other person or persons.

4.7 Vice-President. In the absence of the President, or in the event of his inability or refusal to act, the Vice-President (or, in the event there be more than one Vice-President, the Vice-Presidents in order designated at the time of their election, or in the absence of any designation, then in the order of their election), if that office be created and filled, shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Any Vice-President may sign, with the Secretary or an assistant secretary, certificates for shares of the Corporation; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

4.8 Treasurer. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies and other depositories as shall be selected in accordance with the provisions of Section 5.4; and, in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chairman of the Board, the President or the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

4.9 Secretary. The Secretary shall (a) keep the minutes of the shareholders' meetings and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal, if any, of the Corporation;
(d) keep a register of the mailing address of each shareholder;
(e) sign with the President or Vice-President certificates for shares of stock of the Corporation; (f) have general charge of the stock transfer books of the Corporation; and, in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chairman of the Board, the President or by the Board of Directors.

4.10      Assistant Treasurers and Assistant Secretaries.
(a) The Assistant Treasurer, if that office be created and filled, shall, if required by the Board of Directors, give bond for the faithful discharge of his duty in such sum and with such surety as the Board of Directors shall determine.

(b) The Assistant Secretary, if that office be created and filled, and if authorized by the Board of Directors, may sign, with the President or Vice-President, certificates for shares of the Corporation.

(c) The Assistant Treasurers and Assistant Secretaries, in general, shall perform such additional duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the Chairman of the Board, the President or the Board of Directors.

4.11 Compensation. The compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such compensation by reason of the fact that he is also a director of the Corporation.

                                ARTICLE V

                  Contracts, Loans, Checks and Deposits

5.1 Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract and execute and deliver any instruments in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

5.2 Loans. No loans shall be contracted on behalf of the Corporation, and no evidences of indebtedness shall be issued in its name, unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

5.3 Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, or agent or agents, of the Corporation and in such manner as shall, from time to time, be determined by resolution of the Board of Directors.

5.4 Deposits. All funds of the Corporation not otherwise employed shall be deposited, from time to time, to the credit of the Corporation in such banks, trust companies and other depositories as the Board of Directors may select.

                               ARTICLE VI

               Certificates for Shares and Their Transfer

6.1 Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as may be determined by the Board of Directors and by the laws of the Commonwealth of Kentucky. Such certificates shall be signed by the President or a Vice-President and by the Secretary or an Assistant Secretary, and, if a seal has been adopted, shall be sealed with such seal. The signature of such officers upon such certificates may be facsimiles if the certificate is manually signed on behalf of a transfer agent or registrar for the Corporation. All certificates for shares shall be consecutively numbered. The name of the person owning the shares represented thereby, with the number of shares and date of issue, shall be entered on the books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificates shall be issued until the former certificates for a like number of shares shall have been surrendered and canceled, except that, in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

6.2 Transfer of Shares. Transfer of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his legal representative who shall furnish proper evidence of authority to transfer, or by his attorney-in-fact thereunto authorized by the power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

                               ARTICLE VII

Executive and Other Committees

7.1 Executive Committee. The Board of Directors, by resolution adopted by a majority of the full Board, may designate from among its members an Executive Committee.

(a) Authority. When the Board of Directors is not in session, the Executive Committee shall have and may exercise all of the authority of the Board of Directors, except to the extent, if any, that such authority shall be limited by the resolution appointing the Executive Committee, and except also that the Executive Committee shall not have the authority of the Board of Directors in reference to amending the Articles of Incorporation, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease or other disposition of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof, or amending these By-Laws.

(b)  Tenure and Qualifications. Each member of the Executive
Committee shall hold office until the next regular meeting of the Board of Directors following his designation and until his successor shall be duly designated and qualified.

(c) Meetings. Regular meetings of the Executive Committee may be held without notice at such times and places as the Executive Committee may fix from time to time by resolution. Special meetings of the Executive Committee may be called by any member thereof upon not less than one days notice stating the place, date and hour of the meeting, which notice may be written or oral, and if mailed, shall be deemed to be delivered when deposited in the United States mail, postage prepaid, and addressed to the member at his business address. Any member of the Executive Committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the Executive Committee need not state the business proposed to be transacted at the meeting.

(d) Quorum. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business at any meeting thereof. Action of the Executive Committee must be authorized by an affirmative vote of a majority of the members present at a meeting at which a quorum is present.

(e) Action Without a Meeting. Any action required or permitted to be taken by the Executive Committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the Executive Committee.

(f) Vacancies. Any vacancy in the Executive Committee may be filled by a resolution adopted by a majority of the full Board of Directors.

(g) Resignations and Removal. Any member of the Executive Committee may be removed at any time, with or without cause, by resolution adopted by a majority of the full Board of Directors. Any member of the Executive Committee may resign from the Executive Committee at any time by giving written notice to the President or Secretary of the Corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

7.2 Other Committees. The Board of Directors, by resolution adopted by a majority of the full Board, may designate from among its members such other committees as from time to time it may consider necessary or appropriate to conduct the affairs of the Corporation. Each such committee shall have such power and authority as the Board of Directors may, from time to time, legally establish for it. The tenure and qualifications of the members of each committee; the time, place and organization of such committee's meetings; the notice required to call any such meeting; the number of members of each such committee that shall constitute a quorum; the affirmative vote of the committee members required effectively to take action at any meeting at which a quorum is present; the action that any such committee can take without a meeting; the method in which a vacancy among the members of such committee can be filled and the procedures by which resignations and removals of members of such committee shall be acted upon or accomplished shall be fixed by the resolution adopted by the Board of Directors relative to such matters.

                               ARTICLE VIII

                            Emergency By-Laws

8.1       Adoption of Emergency By-Laws. The provisions of
Section 8.2 shall be operative during any emergency in the conduct of the business of the Corporation resulting from an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meetings of its Board of Directors or its stockholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors, or a standing committee thereof, cannot readily be convened for action, notwithstanding any different provision of these By-Laws or in the Articles of Incorporation or Kentucky Business Corporation Act. To the extent not inconsistent with the provisions of this Article, the By-Laws provided in the other Articles hereof shall remain in effect during such emergency and upon its termination, the Emergency By-Laws shall cease to be operative.

8.2      Provisions of Emergency By-Laws.

(a) A meeting of the Board of Directors may be called by any officer or director of the Corporation. Notice of the time and place of the meeting shall be given by the person calling the meeting to such of the directors as it may be feasible to reach by any available means of communication. Such notice shall be given at such time in advance of the meeting as circumstances permit in the judgment of the person calling the meeting.

(b) The director or directors in attendance at the meeting shall constitute a quorum.

(c) The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency, any or all officers or agents of the Corporation shall, for any reason, be rendered incapable of discharging their duties.

(d) The Board of Directors, either before or during any such emergency, may, effective in the emergency, change the head office or designate several alternative head offices or regional offices, or authorize the officers to do so .

(e) No officer, director or employee acting in accordance with these Emergency By-Laws shall be liable for such action, except for willful misconduct. No officer director or employee shall be liable for any action taken by him in good faith in such an emergency in furtherance of the ordinary business affairs of the Corporation, even though not authorized by the By-Laws then in effect.

8.3 Changes in Emergency By-Laws. These Emergency By-Laws shall be subject to repeal or change by further action of the Board of Directors or by action of the shareholders, but no such repeal or change shall modify the provisions of Section 8.2 with regard to action taken prior to the time of such repeal or change. Any amendment of these Emergency By-Laws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.

                               ARTICLE IX

                              Miscellaneous

9.1 Amendments. The Board of Directors shall have the power and authority to alter, amend or repeal these By-Laws by the vote of a majority of the entire Board of Directors, subject always to the power of the shareholders to change or repeal such By-Laws.

9.2 Fiscal Year. The Board of Directors shall have the power to fix, and from time to time change, the fiscal year of the Corporation.

9.3 Dividends. The Board of Directors may from time to time declare, and the Corporation shall pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

9.4 Seal. The Board of Directors may adopt a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, the state of incorporation, and the word "SEAL."

9.5 Waiver of Notice. Whenever any notice is required to be given under the provisions of these By-Laws the Articles of incorporation, or the Kentucky Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

9.6 Inspection of Books. Any person who has been a holder of record of shares of the Corporation for at least six months prior to the date of his demand, or who shall hold of record at least five percent of all outstanding shares of the Corporation, upon 10 business days prior written demand stating the purpose thereof, may examine, in person or through his agent, at any reasonable time and for any proper purpose, the relevant books and records of the Corporation and may make copies thereof. Such inspection may be denied to any shareholder or his agent if he refuses to furnish to the Corporation an affidavit that his inspection is for a proper purpose, that he has not, within a period of five years prior to the date thereof, sold or offered to sell any list of shareholders or holders of voting trust certificates for any corporation, that he has not aided any person in procuring any such list for such purpose, and that he has not improperly used any information secured through any prior examination of the books and records of any corporation.

9.7 Construction. Unless the context specifically requires otherwise, any reference in these By-Laws to any gender shall include all other genders; any reference to the singular shall include the plural; and any reference to the plural shall include the singular.
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